Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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AMEDISYS, INC.

(Exact name of registrant as specified in its charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

11100 Mead Road, Suite 300

Baton Rouge, Louisiana 70816

(225) 292-2031 (phone); (225) 295-9624 (fax)

email: investor@amedisys.com

May 13, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Amedisys, Inc. to be held on June 10, 2004 at 4:00 p.m., central daylight time, at the Amedisys Corporate Office, 11100 Mead Road, Suite 300, Baton Rouge, Louisiana. We look forward to this opportunity to update you on developments at Amedisys.

We hope you will attend the meeting in person. Whether you expect to be present and regardless of the number of shares you own, please mark, sign and mail the enclosed proxy in the envelope provided. Matters on which action will be taken at the meeting are explained in detail in the notice and proxy statement following this letter.

Sincerely,

William F. Borne

Chairman and Chief Executive Officer

Amedisys, Inc.

11100 Mead Road, Suite 300

Baton Rouge, Louisiana 70816

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Amedisys, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Amedisys, Inc. (the “Company”) will be held at the Amedisys Corporate Office, 11100 Mead Road, Suite 300, Baton Rouge, Louisiana, at 4:00 p.m., central daylight time, on June 10, 2004, to elect directors, to consider amendments to the Company’s 1998 Stock Option Plan and Director’s Stock Option Plan and to transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 28, 2004 are entitled to notice of and to vote at the meeting or any adjournment thereof.

Stockholders unable to attend the meeting are requested to read the enclosed Proxy Statement and then complete and return the enclosed Proxy Card. Stockholders who received the Proxy through an intermediary must deliver it in accordance with the instructions given by such intermediary.

BY ORDER OF THE BOARD OF DIRECTORS

William F. Borne

Chairman and Chief Executive Officer

May 13, 2004

Amedisys, Inc.

11100 Mead Road, Suite 300

Baton Rouge, Louisiana 70816

PROXY STATEMENT

Annual Meeting of Stockholders

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at the time and place and for the purposes set forth in the accompanying notice. This Proxy Statement is first being mailed to stockholders about May 13, 2004.

The close of business on April 28, 2004, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof (the “Record Date”). As of the Record Date, there were 12,184,409 shares of the Company’s Common Stock (“Common Stock”) outstanding, each of which is entitled to one vote.

The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted towards a quorum. If a quorum is not present, the stockholders present may adjourn the Meeting from time to time, without notice, other than an announcement at the Meeting, until a quorum is present. At any such adjourned Meeting at which a quorum is present, any business may be transacted that might have been transacted at the original Meeting.

Directors are elected by a plurality of the votes cast at the Meeting, and amendments to the Company’s stock plans will require a majority of the voting power present. Abstentions and broker non-votes will have no effect on the election. Abstentions will have the effect of a vote against the stock plan amendments, but broker non-votes will have no effect.

All shares represented by properly executed proxies, unless previously revoked, will be voted at the Meeting in accordance with the directions set forth on the proxies. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED (i) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, (ii) FOR THE PROPOSED AMENDMENT TO THE 1998 STOCK OPTION PLAN, (iii) FOR THE PROPOSED AMENDMENT TO THE DIRECTORS STOCK OPTION PLAN AND (iv) IN THE DISCRETION OF THE PROXY HOLDER WITH RESPECT TO OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

A proxy may be revoked at any time before it is voted by (a) the execution and submission of a revised proxy, (b) written notice to the Secretary of the Company, or (c) voting in person at the Meeting.

The Company will bear the cost of the solicitation of proxies. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. They will not be compensated for the solicitation, but may be reimbursed for out-of-pocket expenses. Arrangements are also being made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company’s Common Stock, and the Company will reimburse them for their reasonable out-of-pocket expenses.

ELECTION OF DIRECTORS

Nominees

The Bylaws of the Company provide that the number of directors will be determined by the Board, which has set the number at six and has nominated the six persons named below for election at the Meeting. All of the nominees currently serve as directors of the Company. Each person elected will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises before the Meeting, the persons named in the enclosed Proxy will vote for the election of such person(s) as may be nominated by the Board.

Certain information about the nominees is set forth below:

Name of Nominee	Age	Served as Director Since
William F. Borne	46	1982
Ronald A. LaBorde	47	1997
Jake L. Netterville	66	1997
David R. Pitts	64	1997
Peter F. Ricchiuti	47	1997
Donald A. Washburn	59	2004

William F. Borne. Mr. Borne founded the Company in 1982 and has been Chief Executive Officer and a director since then. In 1988, he also founded and served as President and Chief Executive Officer of Amedisys Specialized Medical Services, Inc., a wholly-owned subsidiary of the Company engaged in the provision of home health care services, until June 1993.

Ronald A. LaBorde. Until 2003, Mr. LaBorde was Chief Executive Officer of Piccadilly Cafeterias, Inc. (“Piccadilly”), a publicly held retail restaurant business. Mr. LaBorde was appointed as Lead Director of the Company in February 2003. Currently Mr. LaBorde is a member of Veritas Wealth Advisors, L.L.C.

Jake L. Netterville. Mr. Netterville was the Managing Director of Postlethwaite & Netterville, a professional accounting corporation, from 1977 to 1998 and is now Chairman of its Board of Directors. Mr. Netterville is a certified public accountant and has served as Chairman of the Board of the American Institute of Certified Public Accountants, Inc. (“AICPA”) and is a permanent member of the AICPA’s Governing Council. Mr. Netterville was appointed as Chairman of the Company’s audit committee in February 2003.

David R. Pitts. Since 1984, Mr. Pitts has been the President and Chief Executive Officer of Pitts Management Associates, Inc., a national hospital and healthcare-consulting firm. Mr. Pitts has over forty years experience in hospital operations, healthcare planning and multi-institutional organization, and has served in executive capacities in a number of hospitals, multi-hospital systems and medical schools.

Peter F. Ricchiuti. Mr. Ricchiuti has been Assistant Dean and Director of Research of BURKENROAD REPORTS at Tulane University’s A. B. Freeman School of Business since 1993, and an Adjunct Professor of Finance at Tulane since 1986. Mr. Ricchiuti is a member of the Board of Trustees of WYES-TV, the public broadcasting station in New Orleans, Louisiana.

Donald A. Washburn. Mr. Washburn, a private investor, currently serves on the Boards of LaSalle Hotel Properties, a real estate investment trust, and Key Technology, Inc., which designs and manufactures process automation systems for the food processing and industrial markets. He also serves on several private company boards. Mr. Washburn held several senior level management positions with Northwest Airlines, Inc. the last of which was Executive Vice President, a position he held from 1995 through 1998.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE PERSONS NAMED ABOVE.

Under the Company’s Bylaws the nomination of persons for election to the Board may be made only (a) pursuant to the Company’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of record at the time of giving of notice required by the By-Laws, who is entitled to vote at the meeting and who complies with the notice procedures of the Company’s By-Laws.

The Company’s By-Laws provide that for nominations to be properly brought before a meeting by a stockholder, the stockholder must have delivered to the Secretary at the principal executive offices of the Company a written notice not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting; except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day before such annual meeting and not later than the close of business on the later of the 60th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice shall set forth (a) as to each person whom the stockholder proposes to nominate director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

Board Committees and Meetings

During 2003, the Board held seven meetings. The Board maintains Audit and Compensation Committees that are both comprised solely of independent directors. The Board currently also has an adhoc committee chaired by Peter F. Ricchiuti which is undertaking a search, and, if appropriate, overseeing the selection process for additional directors. The Audit Committee met seven times during the year and the Compensation Committee met twice. Each director attended at least 75% of the total number of Board and committee meetings held on which he served.

The Audit Committee’s responsibilities are covered by the Company’s Audit Committee Charter, which is attached. The Audit Committee is comprised of Jake L. Netterville, Ronald A. LaBorde, David R. Pitts and Peter F. Ricchiuti.

The Compensation Committee is responsible to review and act on compensation levels and benefit plans for executives of the Company and the issuance of stock options under the Company’s stock option plans. The Compensation Committee is comprised of David R. Pitts and Peter F. Ricchiuti.

On February 25, 2003 the Board appointed Ronald A. LaBorde as Lead Director. It is intended that the Lead Director would undertake the following functions: consultations with the Chairman regarding the agenda for any Board meeting, general Board organization, annual evaluations of the Board and the Chief Executive Officer, dialogue with executive management and presiding over executive sessions with non-management directors. The Board may add additional duties to his role in the future.

Directors’ Compensation

The Chairman of the Audit Committee receives a monthly retainer of $2,000 and the Lead Director receives a monthly retainer of $4,000. All other directors, with the exception of Mr. Borne, receive a monthly retainer of $1,500. The Company does not pay a fee for each meeting attended by a director.

Directors also receive stock options in amounts determined by the Compensation Committee. During 2003, each director, with the exception of Mr. Borne, was granted stock options for 10,000 shares of Common Stock at an exercise price of $5.65 per share, the fair market value on the date of the grant. All directors are also entitled to reimbursement for reasonable travel and lodging expenses incurred in attending meetings.

Nominations, Communication & Attendance

The Board does not have a nominating committee, but all nominations are approved by a majority of the independent directors. Shareholders who wish nominations to be considered should follow the procedures elsewhere in this proxy statement. Shareholders who wish to communicate with the Board on other matters should address their communications to the Company’s Secretary, who will be responsible for promptly disseminating such communications to the Board.

The Company does not have a formal policy regarding attendance by Board members at the annual shareholders meeting and as a matter of practice Board members do not attend. None of the Board members other than Mr. Borne attended the 2003 annual meeting.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of its Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission (“SEC”). Copies of all filed reports are required to be furnished to the Company. Based solely on the reports received by the Company, the Company believes all such persons complied with all applicable filing requirements during 2003, except Mr. Pitts filed one report late.

STOCK OWNERSHIP

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of April 28, 2004 by (i) each person known by the Company to beneficially own more than five percent of the Company’s Common Stock, (ii) each of the Company’s directors and director nominees, (iii) each executive officer named in the Summary Compensation Table below (“Named Executive Officers”) who is currently employed by the Company, and (iv) all directors and executive officers of the Company as a group. Except as noted below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

Name	Shares Beneficially Owned	Percent of Voting Power
David Nierenberg, The D3 Family Fund(1)	1,459,944	11.48
Terra Listed, Ltd.(1)	1,147,780	9.03
William F. Borne(2)	592,535	4.66
Larry R. Graham(3)	129,765	1.02
Peter F. Ricchiuti(4)	58,070	*
Jake L. Netterville(5)	58,305	*
Ronald A. LaBorde(6)	53,305	*
David R. Pitts(7)	51,305	*
Donald A. Washburn	3,000	*
John H. Linden(8)	5,667	*
Gregory H. Browne(9)	43,420	*
Jeffrey Jeter(10)	8,796	*
All officers and directors as a group (10 persons)	1,004,168	7.90

(*)	Less than one percent.
(1)	The address for Terra Listed, Ltd., is 2/3 Rue du Pre, St. Peter Port, Guernsey, Channel Islands GY1 3NS, and for David Nierenberg, the D3 Family Fund is 19605 NE 8th St., Camas, WA.
(2)	Includes options to purchase 208,400 shares of Common Stock which may be acquired through options currently exercisable, 20,000 shares of Common Stock owned by his wife, 25,000 shares of Common Stock owned by a trust on behalf of Mr. Borne’s children, and 25,100 shares of Common Stock owned by his father.
(3)	Includes options to purchase 68,272 shares of Common Stock which may be acquired through options currently exercisable, 4,156 shares owned jointly with his wife, and 7,044 shares of Common Stock owned by his wife.
(4)	Includes options to purchase 51,305 shares of Common Stock which may be acquired through options currently exercisable.
(5)	Includes options to purchase 51,305 shares of Common Stock which may be acquired through options currently exercisable.
(6)	Includes options to purchase 51,305 shares of Common Stock which may be acquired through options currently exercisable.
(7)	Includes options to purchase 51,305 shares of Common Stock which may be acquired through options currently exercisable.
(8)	Includes options to purchase 667 shares of Common Stock which may be acquired through options currently exercisable.
(9)	Includes options to purchase 41,666 shares of Common Stock which may be acquired through options currently exercisable.
(10)	Includes options to purchase 5,333 shares of Common Stock which may be acquired through options currently exercisable.

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Executive Compensation

The following table sets forth certain information regarding compensation earned by the chief executive officer and by all other executive officers whose total annual salary and bonus exceeded $100,000 during 2003.

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION

	Annual Compensation				Long-Term Compensation
	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options
William F. Borne(1)	2003	$350,000	$375,000	$175,339	30,000
Chief Executive Officer and President	2002	325,000	—	19,101	30,000
	2001	300,000	—	15,338	32,680

Larry R. Graham(2)	2003	$220,385	$137,500	$2,837	25,000
Chief Operating Officer	2002	207,231	—	2,364	15,000
	2001	195,445	—	—	16,340

John H. Linden	2003	$118,467	$30,000		$5,000
Chief Information Officer	2002	115,200	—	—	—
	2001	115,400	—	—	10,000

Gregory H. Browne(3)	2003	$170,406	$112,450	$—	25,000
Chief Financial Officer	2002	88,846	—	—	50,000
	2001	—	—	—	—

Jeffrey Jeter	2003	$73,154	$30,000	$—	1,000
Chief Compliance Officer	2002	67,824	—	—	—
	2001	38,077	—	—	5,000

(1)	Included in Mr. Borne’s other compensation are amounts paid for health insurance benefits, life insurance benefits, an automobile lease and stock compensation and related taxes.
(2)	Included in Mr. Graham’s other compensation are amounts paid by the Company for health insurance benefits.
(3)	Mr. Browne joined the Company in 2002.

Employment Agreements

Mr. Borne entered into a five-year employment agreement with the Company effective January 1, 1999, which provided for annual one-year renewals unless either party gives 30-day written notice of an election not to renew before the expiration of the term. The agreement provides for a base salary of $250,000 annually, with yearly increases of the greater of (i) 6%, (ii) the percentage increase, if any, of a specified consumer price index or (iii) $25,000. The agreement also provides for the issuance of stock and stock options, an annual bonus up to 100% of the base salary then in effect for the applicable year if the Company’s operating income (loss) equals or exceeds the Company’s budgeted projection for such year as approved by the Board, payment of an additional cash bonus sufficient to pay any taxes incurred as a result of the issuance of stock, stock grants or stock options, and payment of additional benefits such as an automobile allowance, education benefits, participation in Company benefit plans and life insurance benefits. The Board is permitted to defer the annual salary increase for up to three months.

If Mr. Borne’s employment is terminated due to death, disability, without cause, upon Company default of the agreement, following a change of control of the Company, upon termination by the Company relating to automatic extensions of the agreement, or upon termination by Mr. Borne for failing to be elected to the Board, he will be entitled to receive the greater of the base salary he would have received had his employment continued for the remaining term of the agreement or an amount equal to one month’s base salary for each $10,000 of total compensation he received in either (i) the highest of the last five years of the agreement or (ii) an amount equal to 150% of the total base salary for the previous fiscal year, whichever is greater. Compensation includes all salary, bonuses, stock, benefits, and personal perquisites, whether in cash or property. In addition, he will be entitled to receive all of the benefits and personal perquisites provided under the agreement, including but not limited to, automobile expenses, health and life insurance premiums and benefits, stock grants, and stock options during the period of time which is the greater of the remaining term of the agreement, or the number of months calculated by dividing $10,000 into his total compensation.

Messrs. Graham and Browne each have employment agreements with the Company of indefinite duration, providing for an annual base salary ($180,000 for Mr. Graham, $165,000 for Mr. Browne) with minimum yearly increases, annual stock options and an annual bonus ($90,000 for Mr. Graham and $82,500 for Mr. Browne) if the Company’s operating income (loss) equals or exceeds the Company’s budgeted projection for such year as approved by the Board, and potentially higher amounts upon the attainment of certain performance criteria. The agreements also provide for additional benefits such as participation in employee health plans. If Mr. Graham is terminated without cause or following a change of control of the Company, he is entitled to severance compensation in an amount equal to eighteen months of his base salary. If Mr. Browne is terminated without cause he is entitled to severance compensation in an amount equal to six months base salary, or in the case of a termination following a change of control of the Company, twelve months base salary.

Stock Options

The Company’s 1998 Stock Option Plan (“1998 Plan”) provides for the issuance of an aggregate of 1,425,000 shares of Common Stock upon exercise of options granted pursuant to the 1998 Plan. As of December 31, 2003, options to purchase an aggregate of 737,286 shares were outstanding under the 1998 Plan. The Company’s Directors’ Option Plan (“Plan”) provides for the issuance of an aggregate of 250,000 shares of Common Stock upon exercise of options granted pursuant to such Plan. As of December 31, 2003, options to purchase 181,400 common shares were outstanding under the Plan.

2003 Stock Option Grants

Name	Options Granted (Shares)	Percent of Total Options Granted To Employees	Exercise Price (Per Share)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
William F. Borne (2)	30,000	18%	$5.40	12/31/2012	$101,863	$258,131
Larry R. Graham (3)	10,000	15%	$5.40	12/31/2012	$81,693	$207,023
	15,000		$4.70	01/31/2013
Gregory H. Browne (4)	25,000	15%	$5.40	12/31/2012	$84,886	$215,110
Jeffrey D. Jeter (4)	1,000	—	$5.40	12/31/2012	$3,394	8,608

(1)	Represents the fair market value on the date of the grant.
(2)	Options vested immediately.
(3)	Options vested in the case of 10,000 shares, 34% on January 2, 2004, 33% on January 2, 2005, and 33% on January 2, 2006, and in the case of 15,000 shares, 50% on August 31, 2003, 25% on February 1, 2004 and 25% on August 1, 2004.
(4)	Options will vest 34% on January 2, 2004 and 33% on each of January 2, 2005 and January 2, 2006.

Aggregated Option Exercises in 2003

and Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options		Value of Unexercised In-the-Money Options(*)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William F. Borne	—	—	261,235	—	$2,764,766	$—
Larry R. Graham	49,900	$527,311	70,956	18,500	$734,176	$185,810
Gregory H. Browne	—	—	16,667	58,333	$112,169	$468,331
John H. Linden	—	—	10,000	5,000	$84,100	$48,800
Jeffrey D. Jeter	—	—	5,000	1,000	$39,800	$9,760

(*)	Computed based on the differences between the fair market value at December 31, 2003 and aggregate exercise prices.

Certain Transactions

Patty Graham, the wife of Larry Graham, the Company’s Chief Operating Officer, is employed by the Company as a Senior Vice President of Marketing and received an aggregate of $88,500 in salary and bonus in 2003.

Kenneth Clement, the brother-in-law of William Borne, the Company’s Chief Executive Officer, is paid under a severance agreement that requires him to be available for consulting services, we paid him $84,300 in severance in 2003.

Compensation Committee Interlocks and Insider Participation

There have been no Compensation Committee interlocks or insider participation.

REPORT OF THE COMPENSATION COMMITTEE

The Company’s executive compensation is supervised by the Compensation Committee of the Board. The Committee seeks to provide executive compensation that will support the achievement of the Company’s financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants.

The Committee seeks to provide an overall level of compensation to executives that is competitive within the healthcare industry and other companies of comparable size and complexity. Compensation in any particular case may vary from an industry average on the basis of annual and long-term Company performance, as well as individual performance. The Committee will exercise its discretion to set compensation based on its judgment and where external, internal or individual circumstances warrant.

In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash and non-cash bonuses and long-term incentive compensation in the form of stock options.

Base Salary. Base salary levels for the Company’s executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within the healthcare industry or other companies of comparable size, taking into consideration the position’s complexity, responsibility and need for special expertise. In reviewing salaries in individual cases, the Committee also takes into account individual experience and performance.

Annual Incentive Compensation. The Committee has historically structured employment arrangements with incentive compensation. Payment of bonuses has generally depended upon the Company’s achievement of budgeted operating income (loss) targets established at the beginning of each fiscal year, or other significant corporate objectives. Individual performance is also considered in determining bonuses.

Other Compensation. In addition to cash and equity compensation programs, the executive officers participate in various other employee benefit plans. Executive officer participation in various clubs, organizations, and associations may also be funded by the Company.

Long-Term Incentive Compensation. The Company provides long-term incentive compensation through its stock option plan. The number of common shares covered by any grant is generally determined by the then-current stock price, subject in certain circumstances to vesting requirements. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

Chief Executive Officer Compensation. Mr. Borne has served as chief executive officer since 1982. Mr. Borne’s annual base salary for fiscal year 2003 was $350,000 pursuant to his employment agreement described herein. The Compensation Committee approved a bonus of $375,000 for Mr. Borne in respect of the fiscal year ended December 31, 2003. In considering the amount of the bonus, the Committee considered the criteria outlined above, in particular the achievement of budgeted income target, the significant increase in the Company’s market capitalization and achievement of other personal and corporate objectives.

The overall goal of the Compensation Committee is to ensure that compensation policies are established that are consistent with the Company’s strategic business objectives and that provide incentives for the attainment of those objectives. This is effected in the context of a compensation program that includes base pay, annual incentive compensation, and stock ownership.

Members of the Compensation Committee:

David R. Pitts (Chairman)

Peter F. Ricchiuti

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee consists of three directors, each of whom has been determined by the Board to be independent within the meaning of applicable rules of the NASDAQ Stock Market and the SEC.

The function of the Committee is to review, in consultation with the independent auditors, the Company’s financial statements, accounting and other policies, accounting systems and system of internal controls. It also recommends the engagement of the Company’s independent auditors and reviews other matters relating to the relationship of the Company with its auditors, all in accordance with the Audit Committee Charter, which was revised in 2004 and is attached hereto.

In carrying out its functions, the Committee provides independent and objective oversight of the performance of the Company’s financial reporting process, system of internal controls and legal and regulatory compliance system. The Committee provides for open, ongoing communication among the independent accountants, financial and senior management, compliance officers and the Board concerning the Company’s financial and compliance position and affairs. The Committee has the power to conduct or authorize investigations into any matters within its scope of responsibilities and is empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and complying with applicable laws and regulations.

The Committee recommended to the Board that KPMG be appointed as outside auditors for 2003, and continuing, and this appointment was confirmed in May 2003.

The Committee met seven times during 2003. In overseeing the preparation of the Company’s financial statements, the Committee met with both management and the Company’s outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). With respect to the Company’s outside auditors, the Committee, among other things, discussed with KPMG matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). On the basis of these reviews and discussions, the Committee recommended to the Board that they approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

Members of the Audit Committee:

Jake L. Netterville (Chairman)

Ronald A. LaBorde

David R. Pitts

Peter F. Ricchiuti

INDEPENDENT ACCOUNTANTS

General

Our consolidated financial statements for 2002 and 2003 were audited by the firm of KPMG LLP, which will remain as our auditors until replaced by the Board upon the recommendation of the Audit Committee. Representatives of KPMG LLP, are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

The Company’s financial statements for the years ended December 31, 2001 and 2000 were audited by Arthur Andersen LLP, our former independent accountants. On April 30, 2002, the Board of Directors of the Company, upon recommendation of the Audit Committee, dismissed Arthur Andersen LLP as the Company’s independent auditors.

Fees

The following is a summary of the fees billed to Amedisys and its subsidiaries by KPMG LLP for professional services rendered.

	Year ended December 31,
	2003		2002
Fee Category	Amount	Percentage	Amount	Percentage
Audit fees	$467,991	73.76%	$178,600	42.69%
Audit-related fees	—	—	30,000	8.01%
Tax fees	166,454	26.24%	165,900	49.30%
All other fees	—	—	—	—

Total fees	$634,445	100.00%	$374,500	100%

Fees for audit services include fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q, services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements and services that generally only the independent auditors can provide. Audit-related fees principally include due diligence in connection with acquisitions, accounting consultations, and employee benefit plan audits. Tax fees include tax compliance, tax advice and tax planning, including property tax compliance and consulting services.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

All audit and permissible non-audit services provided by the independent auditors are pre-approved by Amedisys’s Audit Committee. These services may include audit services, audit-related services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PERFORMANCE GRAPH

The Performance Graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock for the five-year period ended December 31, 2003, with the cumulative total return on the NASDAQ composite index and a peer-group index over the same period (assuming the investment of $100 in the Company’s Common Stock, the NASDAQ composite index and the peer group) on December 31, 1998 and the reinvestment of dividends. The peer group selected by the Company is comprised of: National Home Health Care Corp., Allied Healthcare, Inc., American HomePatient, Inc. and Gentiva Health, Inc. and Pediatrics Services of America, Inc. The cumulative total stockholder return on the following graph is not necessarily indicative of future stockholder return. No cash dividends have been declared on the Company’s Common Stock.

Comparison of 5 Year Cumulative Total Return

Assumes Initial Investment of $100

December 2003

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Amedisys	100	47.83	151.10	243.48	210.09	527.30
Peer Group	100	42.44	81.91	146.27	117.81	165.37
Nasdaq Composite	100	185.83	111.78	88.69	60.88	91.84

PROPOSED AMENDMENTS TO 1998 STOCK OPTION PLAN AND TO DIRECTORS

STOCK OPTION PLAN

The 1998 Stock Option Plan (the “Plan”) currently provides that up to 1,425,000 shares of Common Stock may be awarded in stock options and restricted stock, subject to adjustment as provided in the Plan. Under the Plan at April 21, 2004, no shares of restricted stock had been awarded and options to purchase 778,620 shares of Common Stock were outstanding. At that date, options to purchase 626,303 shares had been exercised.

In addition to the Plan, the Company has a directors stock option plan (“Directors Plan”) providing for the grant of options to purchase up to 250,000 shares of Common Stock. At April 21, 2004, options to purchase 181,400 shares were outstanding and no options had been exercised.

The Company currently has total outstanding options or restricted stock with respect to 947,020 shares, or 8 percent of the outstanding Common Stock and 7.4 percent of our outstanding common stock plus plan shares. The Plan currently has 20,077 shares available for grant, and the Directors Plan currently has 68,600 shares.

The purpose of the Plan and the Directors Plan is to increase shareholder value and to promote the Company’s long-term growth and profitability by furnishing incentives to strengthen mutuality of interests between directors, officers, other employees and shareholders.

The Board of Directors has approved a proposed amendment to the Plan that would increase the number of shares available under the Plan by 700,000 shares, to a total of 2,125,000 shares, subject to future adjustment as provided in the Plan. The Board has recommended this amendment so that it can continue to reward officers and other key employees with the opportunity to acquire a proprietary interest in the Company as an additional incentive to promote its success and remain in its employ.

Directors of the Company are currently eligible to receive awards under the Directors Plan. It is proposed to amend the Directors Plan to increase the number of shares available by 150,000 shares to a total of 400,000 shares. The Board has recommended this amendment so as to permit directors to continue to be compensated in stock awards which will, it is believed, align their interests more closely with shareholders.

Adoption of the proposed amendment to the Plan and the Directors Plan requires the affirmative vote of the holders of a majority of the outstanding shares present or represented at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE PLAN AND THE DIRECTORS PLAN.

SHAREHOLDER PROPOSALS

Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 2005 Annual Meeting must be received by the Company no earlier than March 13, 2005 and no later than April 12, 2005 in order for such proposals to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.

Under the Company’s Bylaws, the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Company’s notice of meeting, (b) by or at the direction of the Board or (c) by any stockholder of the Company who was a stockholder of record at the time of giving of notice provided for in the By-Laws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the By-Laws.

For business other than nominations to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting; except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day before such annual meeting and not later than the close of business on the later of the 60th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Such notice shall set forth (a) as to any business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

A stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. Nothing in the Bylaws, however, shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, which must be presented by February 10, 2005, or (ii) of the holders of any series of Preferred Stock to elect directors or propose other business under specified circumstances.

OTHER MATTERS

Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented at the Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matter.

BY ORDER OF THE BOARD OF DIRECTORS

William F. Borne

Chairman and Chief Executive Officer

May 13, 2004

AMEDISYS, Inc.

AUDIT COMMITTEE CHARTER

I.	Committee Membership

A.	The Audit Committee of Amedisys, Inc. (the “Company”) shall be comprised of at least three directors who shall be independent.

II.	Committee Purposes

A.	The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

B.	The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the effectiveness of internal control over financial reporting. Management and the accounting, finance and internal auditing departments are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting (commencing in the fiscal year ending December 31, 2005), and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

C.	The independent auditors shall submit to the Audit Committee annually a formal statement (the “Auditors’ Statement”) describing: (1) the auditors’ internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (3) to assess the auditors’ independence, all relationships between the independent auditors and the Company, including the matters set forth in Independence Standards Board No. 1.

D.	The independent auditors shall submit to the Audit Committee annually a formal statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (1) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (2) assurance and related services not included in clause (1) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (3) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (4) all other products and services rendered by the independent auditors, in the aggregate and by each service.

III.	Committee Duties and Responsibilities

To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

A.	with respect to the independent auditors:

1.	to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, who shall report directly to the Audit Committee;

2.	to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

3.	to pre-approve, and to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

4.	to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement, and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

5.	to obtain from the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences; and

6.	to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner;

B.	with respect to the internal auditing department, to review the appointment and replacement of the director of the internal auditing department, who shall report directly to the Audit Committee but shall also be given managerial responsibility and oversight by the Chief Executive Officer of the Company;

C.	with respect to accounting principles and policies, financial reporting and internal control over financial reporting:

1.	to consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61, as it may be modified or supplemented, or other professional standards;

2.	to meet with management, the independent auditors and, if appropriate, the director of the internal auditing department:

i.	to discuss the scope of the annual audit;

ii.	to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

iii.	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company’s financial statements;

iv.	to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

v.	to discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company; and

vi.	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

3.	to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

4.	to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

5.	to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act;

6.	to discuss with the Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

7.	to discuss and review the type and presentation of information to be included in earnings press releases;

8.	to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

9.	to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

10.	to review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205) or otherwise; and

11.	to review and approve all related party transactions of the Company;

D.	with respect to reporting and recommendations:

1.	to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

2.	to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors; and

3.	to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

IV.	Committee Structure and Operations

The Audit Committee shall designate one member of the Audit Committee as its chairperson. The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate; should meet separately at least quarterly with management, the director of the internal auditing department and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately; and should meet without management present at least once a year. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

V.	Delegation to Subcommittee

The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

VI.	Resources and Authority of the Audit Committee

A.	The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

B.	The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

1.	compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	compensation of any advisers employed by the Audit Committee; and

3.	ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Amedisys, Inc.

Annual Meeting Of Stockholders

June 10, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMEDISYS, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of Amedisys, Inc. (the “Company”) hereby appoints William F. Borne and Michael D. Lutgring, the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Amedisys Corporate Office, 11100 Mead Road, Suite 300, Baton Rouge, Louisiana, on June 10, 2004 at 4:00 p.m. (CDT), and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes:

(Continued and to be signed on reverse side)

☒	Please mark your votes as in this example.

1.	To elect directors.	FOR ☐	WITHHOLD ☐	Nominees:	William F. Borne Ronald A. LaBorde Jake L. Netterville David R. Pitts Peter F. Ricchiuti Donald A. Washburn	4. In their discretion on such other matters as may properly come before the meeting of any adjournment thereof.
For, except vote withheld from the following nominee(s):

2. To amend the Company’s Stock Option Plan to increase the authorized shares from 1,425,000 to 2,125,000. ☐ FOR ☐ AGAINST ☐ ABSTAIN						THIS PROXY WILL BE VOTED FOR THE CHOICES SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NAMED ABOVE FOR THE TWO PLAN AMENDMENTS AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ALL OTHER MATTERS.

3. To amend the Company’s Directors Stock Option Plan to increase the authorized shares from 250,000 to 400,000. ☐ FOR ☐ AGAINST ☐ ABSTAIN						The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated May 13, 2004.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

SIGNATURE                                SIGNATURE IF JOINTLY HELD                                PRINTED NAME                                DATED:

NOTE: Please sign exactly as name appears on the stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.